                             AMENDMENT NUMBER 12 TO
                          INVESTMENT SERVICES AGREEMENT

          Pursuant to the Investment Services Agreement between Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) and Hartford Investment Management Company (formerly known as The Hartford Investment Management Company) dated March 3, 1997, (the "Agreement"), the following funds (the "Funds") are hereby included in the Agreement as Portfolios. All provisions in the Agreement shall apply to the management of the Funds.

     -    The Hartford Target Retirement 2015 Fund

     -    The Hartford Target Retirement 2025 Fund

     -    The Hartford Target Retirement 2035 Fund

     -    The Hartford Target Retirement 2040 Fund

     -    The Hartford Target Retirement 2045 Fund

     -    The Hartford Target Retirement 2050 Fund

          This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed effective October 31, 2008.

                                        HARTFORD INVESTMENT FINANCIAL
                                        SERVICES, LLC


                                        By: /s/ Robert Arena
                                            ------------------------------------
                                        Name: Robert Arena
                                        Title: Manager, Senior Vice President/
                                               Business Line Principal

                                        HARTFORD INVESTMENT MANAGEMENT COMPANY


                                        By: /s/ James Scott Fox
                                            ------------------------------------
                                        Name: James Scott Fox
                                        Title: Managing Director and
                                               Chief Operating Officer

HMF, Inc.